Exhibit 31.2

CERTIFICATION

I, Eric Skolnik, Senior Vice President and Chief Financial Officer of Blonder Tongue Laboratories, Inc., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Blonder Tongue Laboratories, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2020

/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)